                           COMMERCIAL METALS COMPANY
                             7800 STEMMONS FREEWAY
                              DALLAS, TEXAS 75247
                            TELEPHONE (214) 689-4300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 23, 1997

     The Annual Meeting of Stockholders of Commercial Metals Company, a Delaware corporation ("Company"), will be held in the Thompson Auditorium, on the ground floor at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas, on January 23, 1997 at 10:00 a.m., Central Standard Time. If you are planning to attend the meeting in person, please check the appropriate space on the enclosed proxy card. A map of Cityplace is included on the back cover of the attached Proxy Statement showing entrances to parking areas. The meeting will be held for the following purposes:

          (1) To elect three persons to serve as Class II directors until the 2000 Annual Meeting of Stockholders and until their successors are elected;

          (2) To approve the Company's 1996 Long-Term Incentive Plan;

          (3) To approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending August 31, 1997; and

          (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on November 25, 1996 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE ON WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                            By Order of the Board of Directors,

                                            /s/ DAVID M. SUDBURY
                                                      DAVID M. SUDBURY
                                                 Vice President, Secretary
                                                    and General Counsel

Dallas, Texas
December 11, 1996

                           COMMERCIAL METALS COMPANY
                             7800 STEMMONS FREEWAY
                              DALLAS, TEXAS 75247
                            TELEPHONE (214) 689-4300

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 23, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Commercial Metals Company ("Company") for use at the Annual Meeting of Stockholders of the Company to be held on January 23, 1997 and at any and all adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to stockholders is December 11, 1996.

     Shares represented by each proxy, if properly executed and returned to the Company prior to the meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the three Class II directors, to approve the Company's 1996 Long-Term Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as independent auditors, all as recommended by the Board of Directors. A stockholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by subsequently executing and delivering a proxy or by voting in person at the meeting (although attending the meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

     On November 25, 1996, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding 15,116,662 shares of Common Stock, par value $5.00 per share, not including 1,015,921 treasury shares. Each share of such stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the stockholders at the forthcoming Annual Meeting of Stockholders. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required to elect the Class II directors, and the affirmative vote of a majority of the shares of common stock present or represented at the meeting is required to approve the 1996 Long-Term Incentive Plan and to ratify the appointment of Deloitte & Touche LLP. Abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a negative vote on the proposals to approve the 1996 Long-Term Incentive Plan and to ratify the appointment of Deloitte & Touche LLP. Broker non-votes have no effect on determining plurality.

                             PRINCIPAL STOCKHOLDERS

     As of November 25, 1996, the only persons, or groups of persons, known to the Company's management believed to own beneficially 5% or more of the Company's outstanding Common Stock were:

                                                           TYPE OF      OWNED         PERCENT
                     NAME AND ADDRESS                     OWNERSHIP     SHARES        OF CLASS
    --------------------------------------------------  -------------  --------       --------
    J. P. Morgan & Co. Incorporated                     Beneficially   1,113,366(1)      7.2%
      60 Wall Street
      New York, NY 10260

---------------

(1) Based on Amendment 7 to Schedule 13G dated December 29, 1995 which indicates that J. P. Morgan & Co. Incorporated has sole voting power over 700,300 shares and sole dispositive power over 1,113,366 shares.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation divides the Board of Directors into three classes. The term of office of the Class II directors expires at this Annual Meeting of Stockholders. The Class III directors will serve until the 1998 Annual Meeting of Stockholders, and the Class I directors will serve until the 1999 Annual Meeting of Stockholders. Albert A. Eisenstat, Walter F. Kammann and Charles B. Peterson are currently directors and will stand for election as Class II directors for three-year terms of office expiring at the 2000 Annual Meeting and until their successors are duly elected. Messrs. Eisenstat, Kammann and Peterson were previously elected by the stockholders. Proxies cannot be voted for the election of more than three persons to the Board at the meeting.

     The proxies named in the accompanying form of proxy have been designated by management. All nominees listed above are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

     The following table sets forth certain information about the directors. All directors have been employed in substantially the same positions set forth for at least the past five years except for Albert A. Eisenstat, Walter F. Kammann and Dorothy G. Owen. Mr. Eisenstat had been a director of and Executive Vice President and Secretary of Apple Computer, Inc. until his retirement in September 1993. From June 1996 until present Mr. Eisenstat has been a partner in Discovery Ventures LLC, a venture capital fund. Mr. Kammann retired September 1, 1993 following thirty five years of service to the Company culminating with his position as Vice President of the Company in charge of international operations and Managing Director of Commercial Metals Holding AG, a subsidiary of the Company. Mr. Kammann currently is a consultant to the Company. For more than five years prior to November, 1994, Ms. Owen had been Chairman of the Board of Owen Steel Company, Inc. and affiliates which were acquired by merger with a subsidiary of the Company in November, 1994.

                                    NOMINEES

                                                                       NUMBER OF SHARES
                                                                        OF COMMON STOCK
                                                                         BENEFICIALLY
                                                                             OWNED           PERCENT OF
                                                         SERVED AS        DIRECTLY OR        OUTSTANDING
                NAME, PRINCIPAL                          DIRECTOR      INDIRECTLY AS OF        COMMON
            OCCUPATION AND BUSINESS              AGE       SINCE       NOVEMBER 25, 1996        STOCK
-----------------------------------------------  ---     ---------     -----------------     -----------
                                   CLASS II -- TERM TO EXPIRE IN 2000
Albert A. Eisenstat                              66         1982               3,333                *
  Partner, Discovery Ventures LLC
Walter F. Kammann                                71         1969              41,825(1)             *
  Consultant
Charles B. Peterson                              83         1979              12,000                *
  Investments

                         DIRECTORS CONTINUING IN OFFICE

                                                                       NUMBER OF SHARES
                                                                        OF COMMON STOCK
                                                                         BENEFICIALLY
                                                                             OWNED           PERCENT OF
                                                         SERVED AS        DIRECTLY OR        OUTSTANDING
                NAME, PRINCIPAL                          DIRECTOR      INDIRECTLY AS OF        COMMON
            OCCUPATION AND BUSINESS              AGE       SINCE       NOVEMBER 25, 1996        STOCK
-----------------------------------------------  ---     ---------     -----------------     -----------
                                   CLASS III -- TERM EXPIRES IN 1998
Moses Feldman                                    56         1976             206,399(2)          1.3%
  President, AeroMed, Inc.
Ralph E. Loewenberg                              57         1971                  --(3)
  President, R. E. Loewenberg Capital
  Management Corporation
Stanley A. Rabin                                 58         1979             212,567(1)          1.4%
  President and Chief Executive Officer,
  Commercial Metals Company
Marvin Selig                                     73         1964             107,666(1)             *
  President, CMC Steel Group
                                   CLASS I -- TERM TO EXPIRE IN 1999
Laurence E. Hirsch                               50         1991               1,333                *
  Chairman of the Board
  and Chief Executive Officer,
  Centex Corporation
A. Leo Howell                                    75         1977              93,784(1)             *
  Vice President, Commercial Metals Company;
  President and Treasurer, Howell Metal Company
  (subsidiary)
Dorothy G. Owen                                  61         1995             369,244             2.4%
  Former Chairman of the
  Board of Directors
  Owen Steel Company, Inc.

---------------

* Less than one percent.

(1) Includes shares subject to options exercisable within sixty days by Mr. Kammann of 2,500 shares, Mr. Rabin of 44,000 shares, Mr. Selig of 34,832 shares and Mr. Howell of 26,166 shares.

(2) Excluding 745,641 shares owned of record by the Feldman Foundation, of which Moses Feldman is one of three voting trustees and 724,691 shares owned by the Marital Trust under the Jacob Feldman Revocable Trust Indenture of which Moses Feldman is one of four trustees.

(3) Ralph E. Loewenberg is one of two trustees of The Jacob Feldman and Sara B. Feldman Grantor Trust which owns 37,040 shares and is one of four trustees of the Marital Trust under the Jacob Feldman Revocable Trust Indenture which owns 724,691 shares. Ralph E. Loewenberg disclaims any beneficial interest as to such shares.

     As of November 25, 1996, all directors and officers as a group beneficially own 1,562,917 shares or 10.3% of outstanding Common Stock including 310,303 shares subject to options exercisable within sixty days but excluding shares owned by the Feldman Foundation, Marital Trust and Grantor Trust discussed in footnotes 2 and 3 above.

     Marvin Selig is the brother of Clyde P. Selig, an executive officer. There are no other family relationships among the directors, nominees and executive officers.

     None of the directors or nominees other than Messrs. Eisenstat and Hirsch are directors of another public company. Mr. Eisenstat is a director of SunGard Data Systems Inc., Business Objects S.A. and the Benham Group of Funds (part of Twentieth Century Funds). Mr. Hirsch is also a director of Centex Corporation, Centex Construction Products, Inc., Envoy Corporation and is a trustee of Blackrock Assets Investors, a registered investment company.

           ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     Audit Committee. The Board of Directors has a standing Audit Committee which provides the opportunity for direct communications between the independent certified public accountants, the internal audit staff and the Board. The Audit Committee meets with the certified public accountants and internal auditors periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are Eisenstat (Chairman), Feldman, Loewenberg, Peterson and, since January 1996, Owen. During the fiscal year ended August 31, 1996, the Audit Committee met four times to review the scope and results of the annual audit, to consider the engagement of the Company's auditors for the fiscal year ending August 31, 1997, and to review various matters with regard to financial controls and procedures.

     Compensation Committee. The Board of Directors also has a standing Compensation Committee that provides recommendations to the Board regarding compensation for executive officers of the Company including issuance of stock options. The Compensation Committee consists of Loewenberg (Chairman), Eisenstat, Feldman, Peterson and, since January 1996, Hirsch. The Compensation Committee may periodically retain a consulting firm specializing in compensation matters to advise the Compensation Committee. The Compensation Committee met five times during the fiscal year ended August 31, 1996 to establish salaries and bonuses for executive officers, to authorize the issuance of stock options, to review retirement plans, compensation policies, and to review the Compensation Committee's report on executive compensation for the prior fiscal year.

     Executive Committee. The Executive Committee consists of Messrs. Howell (Chairman), Rabin and Selig. Under the Company's Bylaws, the Executive Committee is endowed, during the intervals between the meetings of the directors, with all of the powers of the directors in the management and control of the business. The Executive Committee meets periodically between meetings of the Board of Directors.

     The Board of Directors does not have a nominating committee because the Board as a whole functions in this capacity. During the fiscal year ended August 31, 1996 the entire Board of Directors met eight times, of which six were regularly scheduled meetings and two were special meetings. All directors attended at least seventy-five percent or more of the meetings of the Board of Directors of the Company and of the committees of the Board on which they served.

     Compensation of Non-employee Directors. Until January, 1996, directors Eisenstat, Feldman, Hirsch, Kammann, Owen and Peterson were paid a fee of $18,000 per year and $1,000 for each board meeting or $500 for each committee meeting they attended. Chairmen of the Audit and Compensation Committees received an additional payment of $1,000 per year. Mr. Loewenberg waived his right to receive fees and expense reimbursement customarily paid by the Company to non-employee directors prior to January 1, 1996. Effective January 1, 1996, the annual fee paid non-employee directors, including Mr. Loewenberg, was set at $22,000, the board meeting fee $1,200 per meeting, the board committee fee $600 per committee meeting and chairmen of the Audit and Compensation Committees receive an additional payment of $1,500 per year. The directors are also reimbursed for reasonable expenses of attending meetings. No employees of the Company receive additional compensation for serving as a director. Upon his retirement from employment by the Company and subsidiary on September 1, 1993, Mr. Kammann and the Company entered into a consulting agreement, providing for payment of 84,000 Swiss Francs (approximately $64,000) per year plus reimbursement of expenses incurred in the performance of consulting work for the Company.

     Legal Proceedings. On April 30, 1996, the Company and its subsidiary SMI-Owen Steel Company, Inc. (SMI-Owen) filed a lawsuit seeking to recover approximately $2.4 million from an escrow fund created with a portion of the purchase price in connection with the Company's November, 1994, acquisition of Owen Steel Company, Inc. and affiliates (Owen Steel). The lawsuit seeks recovery of part of a payment made by SMI-Owen to settle a claim in connection with a steel supply and erection contract entered into prior to the acquisition by the predecessor of SMI-Owen. The Company contends the claim was based on events which occurred prior to the acquisition, and the Company is entitled to reimbursement from the former Owen Steel stockholders for the claim settlement under the terms of the escrow agreement. The Complaint alleges breach of contract, breach of the covenant of good faith and fair dealing and seeks a declaratory judgment and damages. Dorothy G. Owen, a director of the Company and former stockholder of Owen Steel is one of four designated representatives of former Owen Steel stockholders. The four representatives have filed an Answer and Counterclaim denying the material allegations of the Company, alleging various defenses and setting forth counterclaims for specific performance, breach of contract, breach of fiduciary duty, breach of the covenant of good faith and fair dealing and seeking a declaratory judgment and unspecified actual and punitive damages. The Company has notified the representatives of the former Owen Steel stockholders and the escrow agent of additional claims against the escrow fund totaling approximately $3 million. Based on responses received to date, the Company believes the representatives of the former Owen Steel stockholders intend to dispute liability as to most or all of these claims. Ms. Owen has not attended or participated in that portion of Board of Directors meetings during which these matters were considered.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it and written representations that no Form 5's were required from reporting persons, the Company believes that all such reports were submitted on a timely basis during the year ended August 31, 1996 with the exception of reports by director Moses Feldman on Form 3 and Form 4 filed September 27, 1996 in his capacity as a trustee of the Marital Trust under the Jacob Feldman Revocable Trust and individually as a director to report the transfer in July, 1996, of 724,691 shares from the Jacob Feldman and Sara B. Feldman Grantor Trust to the Marital Trust as required under the terms of the Grantor Trust upon the death of Jacob Feldman. No payment or other consideration was made or received as a result of this change of record ownership.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid during each of the last three fiscal years to the Company's Chief Executive Officer and the four remaining most highly compensated executive officers of the Company, based on salary and bonus earned during fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                           ANNUAL COMPENSATION        COMPENSATION
                                           -------------------     ------------------
                                FISCAL     SALARY       BONUS       AWARDS OF STOCK          ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR        ($)         ($)       OPTION/SARS(#)(1)      COMPENSATION($)
------------------------------  ------     -------     -------     ------------------     ---------------
Stanley A. Rabin                 1996      405,000     545,000           50,000                91,444(2)
  President and                  1995      395,000     515,000           12,000                12,805
  Chief Executive Officer        1994      395,000     415,000           12,000                17,610
Marvin Selig                     1996      355,000     580,000           11,875                92,177(3)
  President -- CMC               1995      345,000     550,000            9,500                     0
  Steel Group                    1994      345,000     450,000            9,500                     0
A. Leo Howell                    1996      305,000     335,000            9,375                61,495(2)
  Vice President;                1995      295,000     305,000            7,500                12,805
  President and Treasurer        1994      295,000     300,000            7,500                17,610
  Howell Metal Company
     (Subsidiary)
Clyde P. Selig(3)                1996      281,335     397,523           11,491                65,481(3)
  Executive Vice President       1995      273,141     379,142            8,400                 7,500
  CMC Steel Group                1994      265,186     324,873            8,311                 4,653
Hugh M. Ghormley(4)              1996      275,708     386,190           10,600                64,373(2)
  Executive Vice President       1995      267,678     353,268            7,800                12,805
  CMC Steel Group                1994      259,882     293,756            7,820                17,610

---------------

(1) These awards are made under the Company's 1986 Stock Incentive Plan. The exercise price for each share subject to these options is 100% of the market value of such share on the date granted. Although the Plan provides for the granting of stock appreciation rights (SARs), performance awards and incentive stock options qualified under sec.422A of the Internal Revenue Code, none have been made and each of the awards shown represent stock options which do not qualify under sec.422A. The options are exercisable two years from date of grant until the end of their ten-year term or earlier upon a change of control of the Company as defined in the Plan with the exception of options for 35,000 of the 50,000 awarded Mr. Rabin during 1996. Those 35,000 share options vest seven years from date of grant subject to accelerated vesting of 10,000 shares two years from grant date, 10,000 shares three years from grant date and 15,000 shares four years from grant date if the total return on the Company's stock exceeds the Standard and Poor's Steel Industry Group Index cumulative return for related fiscal years.

(2) The compensation reported represents Company contributions to and forfeitures allocated to the account of the recipient under the Commercial Metals Companies Profit Sharing and 401(k) Plan or, in the case of Marvin Selig and Clyde P. Selig, the Structural Metals, Inc. Profit Sharing and 401(k) Plan and contributions to the account of the recipient pursuant to the Company's Benefit Restoration Plan (the "BRP"), a non-qualified plan for certain executives of the Company and subsidiaries which was implemented in fiscal year 1996 (see "Compensation Committee Report on Executive Compensation"). All of the amounts reported are fully vested in the recipient. The compensation for the named executive officers for fiscal year 1996 includes contributions pursuant to the BRP by the Company into a trust for the benefit of the recipients in the following amounts: Mr.
     Rabin -- $76,940; Mr. Marvin Selig -- $92,177; Mr. Howell -- $46,991; Mr.
     Clyde Selig -- $57,981; and Mr. Ghormley -- $49,869.

(3) Clyde P. Selig is the beneficial owner of 91,292 shares of Common Stock including 71,925 subject to options exercisable within sixty days, or less than 1% of the outstanding Common Stock.

(4) Hugh M. Ghormley is the beneficial owner of 130,252 shares of Common Stock including 34,313 subject to options exercisable within sixty days, or less than 1% of the outstanding Common Stock.

     The following table provides information on option grants in fiscal 1996 to the executive officers included in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                            VALUE AT
                                            % OF TOTAL                                ASSUMED ANNUAL RATES
                                           OPTIONS/SARS                                  OF STOCK PRICE
                                            GRANTED TO     EXERCISE                     APPRECIATION FOR
                                            EMPLOYEES       OR BASE                    OPTION TERM($)(3)
                          OPTIONS/SARS      IN FISCAL        PRICE      EXPIRATION    --------------------
          NAME            GRANTED(#)(1)        YEAR        ($/SH)(2)       DATE         5%          10%
------------------------  -------------    ------------    ---------    ----------    -------    ---------
Stanley A. Rabin........      50,000           11.49        27.3125       03/13/06    858,834    2,176,455
Marvin Selig............      11,815            2.73        27.3125       03/13/06    203,973      516,908
A. Leo Howell...........       9,375            2.15        27.3125       03/13/06    161,032      408,086
Clyde P. Selig..........      11,491            2.64        27.3125       03/13/06    197,377      500,093
Hugh M. Ghormley........      10,600            2.44        27.3125       03/13/06    182,073      461,408
Potential Future Commercial Metals Company Stock Price............................     $44.39       $70.84

---------------

(1) All options in the above table become exercisable March 13, 1998 or earlier upon a change of control of the Company as defined in the 1986 Stock Incentive Plan, with the exception of options to purchase 35,000 shares awarded to Mr. Rabin. Those 35,000 share options vest seven years from date of grant subject to the possibility of accelerated vesting of 10,000 shares March 13, 1998, 10,000 shares March 13, 1999, and 15,000 shares March 13,
     2000, if the total return on the Company's stock exceeds the Standard & Poor's Steel Industry Group Index cumulative return for related fiscal years.

(2) The exercise price is the fair market value (mean of high and low sales price) on the date of grant.

(3) The dollar amounts in the last two columns are the result of calculations at the 5% or 10% compound annual rates set by the SEC and are not intended to forecast future appreciation of Commercial Metals Company stock.

     The following table provides information concerning the exercise of options during fiscal 1996 and unexercised options held as of August 31, 1996 for the executive officers included in the Summary Compensation Table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                  UNEXERCISED                  IN-THE-MONEY
                                                                 OPTIONS/SARS                 OPTIONS/SARS AT
                                SHARES                          AT FY-END(#)(1)               FY-END($)(1)(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Stanley A. Rabin............          0              0       44,000         62,000          376,180      208,125
Marvin Selig................          0              0       34,832         21,375          297,795       86,836
A. Leo Howell...............          0              0       26,166         16,875          279,501       68,555
Clyde P. Selig..............          0              0       71,925         19,891        1,009,138       79,568
Hugh M. Ghormley............          0              0       34,313         18,400          327,993       73,688

---------------

(1) Amounts set forth in the table reflect the number and value of shares and options only as no stock appreciation rights (SARs) have been awarded under the Company's 1986 Stock Incentive Plan.

(2) The amounts shown represent the difference between the market value of Company Common Stock on August 31, 1996 of $30.125, and the exercise price of such options.

                                PENSION BENEFITS

     Substantially all employees of the Company and its domestic subsidiaries with the exception of employees of Structural Metals, Inc., (SMI), participate in either the Commercial Metals Companies Profit Sharing and 401(k) Plan or the SMI-Owen Steel Company, Inc. Savings and Deferred Cash Plan, both defined contribution plans. The Company has no pension plan for the employees who participate in those two plans. SMI maintains both a defined contribution profit sharing plan (the SMI Profit Sharing and 401(k) Plan) and a defined benefit pension plan (the SMI Retirement Plan). Substantially all of the approximately 850 employees of SMI participate in the two SMI plans. The SMI Retirement Plan is a trusteed, non-contributory plan qualified under the Internal Revenue Code. An employee is 100% vested under the plan after five years of service with no vesting prior to that time. Normal retirement age is 65 with benefits payable at 55 through 64 on a reduced basis. Benefit payments are based on a formula using the monthly average of all compensation earned by the participant during the ten years prior to retirement multiplied by 1.5%, multiplied by the number of years of credited service. There is no offset for social security benefits. Employees may receive a lump-sum distribution upon retirement or while employed after the attainment of certain age and service requirements. Although Marvin Selig and Clyde Selig participate in the SMI Retirement Plan, their benefit levels are limited as required by Internal Revenue Code sec.415. The Company has no supplemental benefit plan to pay amounts in excess of such limits under the SMI Retirement Plan. Effective for the 1996 year the Company did adopt a Benefit Restoration Plan, a non-qualified plan for certain executives whose benefits are limited under the SMI Profit Sharing and 401(k) Plan or Commercial Metals Companies Profit Sharing and 401(k) Plan.

     For 1996 the maximum benefit permitted by Code sec.415 under the SMI Retirement Plan is $120,000 per year payable at age 65. In addition for purposes of calculating benefits under the plan, compensation considered must be limited as required by Internal Revenue Code sec.401(a)(17). For fiscal 1996 the compensation limitation is $150,000. The following table shows estimated annual benefit amounts which would be payable to participants in the SMI Retirement Plan at normal retirement (age 65) on a straight life annuity basis without consideration of the Code limitations. The amounts shown in the table below may not reflect the actual benefits payable under the SMI Retirement Plan because of the current Internal Revenue Code limits.

  AVERAGE                                                      ESTIMATED ANNUAL PENSION FOR
   FINAL                                                 REPRESENTATIVE YEARS OF CREDITED SERVICE
  TEN-YEAR                            -------------------------------------------------------------------------------
COMPENSATION                            25          30          35          40          45          50          55
------------                          -------     -------     -------     -------     -------     -------     -------
  $300,000........................    112,500     135,000     157,500     180,000     202,500     225,000     247,500
  $400,000........................    150,000     180,000     210,000     240,000     270,000     300,000     330,000
  $500,000........................    187,500     225,000     262,500     300,000     337,500     375,000     402,500
  $600,000........................    225,000     270,000     315,000     360,000     405,000     450,000     495,000
  $700,000........................    262,500     315,000     367,500     420,000     472,500     525,000     577,500
  $800,000........................    300,000     360,000     420,000     480,000     540,000     600,000     660,000

     Based on Clyde Selig's 33 years of service and present compensation levels, upon retirement he would receive the maximum benefit presently permitted to be paid by defined benefit plans of $120,000 annually based on a straight life annuity election. In fiscal 1993 Marvin Selig, who has 50 years of service, received a distribution equal to the present value of his accrued plan benefit calculated as of the date of distribution. Marvin Selig will continue to accrue additional benefits each year that he is employed by SMI to the extent the Internal Revenue Code sec.415 limitation increases. These additional benefits will be paid from the plan at the time he retires or upon his death. No other executive officers of the Company are eligible to participate in the SMI Retirement Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee with respect to compensation policies applicable to the Company's eleven executive officers and with respect to the basis for Mr. Rabin's compensation, as Chief Executive Officer, for 1996. The Compensation Committee of the Board of Directors is comprised of non-employee directors, Messrs. Ralph E. Loewenberg (Chairman), Albert A. Eisenstat, Moses Feldman, Charles B. Peterson and, effective January 25, 1996, Laurence E. Hirsch.

OVERALL OBJECTIVES AND STRATEGY

     In determining total compensation levels for executive officers, the Company's Compensation Committee evaluates, primarily on a subjective basis, Company financial results (including profit before taxes, return on net assets and cash flow), the potential for future earnings growth, individual performance contributions, group and division operating performance. The Committee has also, in the 1996 fiscal year with the assistance of a compensation consultant, updated a report originally prepared in 1993 which reviewed officer compensation levels and practices at comparable companies, particularly in the Company's core steel processing and manufacturing businesses. The companies included in this review include the S&P Steel Industry Group, as well as 10 additional companies in the steel minimill or metals industry.

     In 1980 the Company adopted an executive total compensation strategy that places a significant portion of annual cash bonus at risk. This strategy combines competitive base salaries, the opportunity for above average annual cash bonuses, and long-term equity incentive opportunities. Because of the relatively large number of employees receiving option grants, the number of shares subject to options granted to executive officers has been limited and is less than the levels at the comparable companies described above. The annual focus of the Company's executive compensation strategy is consistent with the highly cyclical nature of the Company's business, which is characterized by wide periodic swings in steel and metal prices. The Compensation Committee reviews information prepared or compiled by the Company, confers with independent executive compensation consultants when it considers necessary, and makes decisions based on the business experience of each Compensation Committee member.

CASH COMPENSATION

     Base Salary. Executive officers are compensated within salary ranges that generally are competitive with ranges for similar positions in companies of comparable size and complexity to the Company. The actual salary of each officer is based on individual contribution and is in keeping with the Company's total compensation strategy described above. Salaries of the nine employees serving as executive officers for each of the last three fiscal years including the CEO have, in the aggregate, increased approximately $120,000 from fiscal 1994 through fiscal 1996 or slightly less than 2.2% on average for each of the last two years. Fiscal year 1996 salary increases for all eleven executive officers, including the CEO, aggregated approximately 3.6%. Fiscal year 1997 salaries for executive officers will increase, in the aggregate, approximately 3.1%.

     Bonus. In addition the Compensation Committee recommends to the Board of Directors annual cash bonuses for executive officers of the Company, based upon the compensation strategy described above. For fiscal 1996 results, a second straight record performance year for the Company, the total bonus paid executive officers increased by approximately 1.1% over the 1995 bonus amount. The Committee believes bonus levels have been consistent with earnings which increased approximately 20% in 1996 compared to 1995 and 46% in 1995 compared to 1994.

LONG-TERM COMPENSATION

     Equity-Based. Given the relatively large number of employees receiving stock option grants, the number of shares subject to grants to executive officers have been substantially below levels at the comparable companies described above. Separate option share pools for corporate employees and each operating group and division are established annually pursuant to a formula based on total salaried employee counts for the previous year, and cash flow, total assets and return on net assets for the preceding five years. An additional option pool for Executive Committee members is also established, which has been generally 10%-20% of the total shares set aside for all participants. Annual grants are made from pools based on a subjective evaluation of each executive's responsibilities, sustained performance contributions and ability to influence long-term growth and profitability. Although stock appreciation rights and performance awards were allowed under the Company's 1986 Stock Incentive Plan, no such awards were made. While restricted stock awards were granted in the past to key employees including executive officers, the last awards being made October 30, 1989, the Key Employee Restricted Stock Bonus Plan terminated on January 30, 1990 and the last restricted stock awards vested on October 30, 1994. The Company's 1986 Stock Incentive Plan terminated, except as to awards previously granted, in November 1996. The 1996 Long-Term Incentive Plan submitted for stockholder approval in this proxy statement will permit continued use of equity based long-term incentives.

     Retirement Benefits. The Company has been concerned for several years about limitations mandated by federal tax law and regulations which have adversely impacted retirement benefits of more highly compensated employees, including executive officers. These changes have substantially reduced or eliminated the percentage of compensation paid by the Company and available to highly compensated employees through the Company's profit sharing plans, the primary retirement benefit for a majority of the Company's employees. In 1996 the Board approved the Benefit Restoration Plan ("BRP") for certain employees participating in the Commercial Metals Companies or Structural Metals, Inc. Profit Sharing and 401(k) Plans. The Internal Revenue Code has set a limit (currently $150,000) on the amount of annual compensation which may be considered in determining, for the account of an eligible participant, the Company's contribution to those plans. Further restrictions also reduce the ability of certain employees to make voluntary payroll deduction contributions to the 401(k) feature in those plans. The purpose of the BRP is to restore those reductions beginning in fiscal year 1996. The BRP is a non-qualified plan in which certain executives, including all executive officers who are residents of the United Sates, participate. Following each year-end the Company contributes to a trust created under the BRP an amount equal to the additional contribution which the participant would have received under the applicable profit sharing plan had 100% of the participant's compensation been eligible for a profit sharing or 401(k) contribution. Payments made to the BRP for the benefit of participants, including executive officers, vest under the same terms and conditions as the relevant profit sharing plan.

CEO COMPENSATION

     Mr. Rabin's salary is set annually within the range approved by the Compensation Committee, which is based on similar positions in the comparable companies described above. Mr. Rabin's annual bonus is based on the same factors considered for other members of the executive officer group. Mr. Rabin's salary was increased for fiscal 1996 by approximately 2.5% from 1995 to $405,000. Mr. Rabin's salary, along with all Executive Committee member's salaries, will not be increased for fiscal 1997. Given the Company's record 1996 profitability, Mr. Rabin's 1996 cash bonus was increased $30,000 from 1995 to $545,000.

     An option grant to purchase 50,000 shares at fair market value on grant date was made to Mr. Rabin on March 13, 1996. During each of the prior two years, Mr. Rabin had received options for 12,000 shares. The Committee considered the relatively small amount of those prior grants when compared to CEOs of comparable companies and determined to increase the 1996 grant. The Committee determined that rather than the entire option vesting two years from the date of grant, as was the case with all other option awards during the year, 35,000 of the 50,000 shares subject to option would vest seven years from the date of grant subject to the possibility of accelerated vesting based on continued superior performance of the Company's stock price. Thus, 10,000 shares may vest two years from the grant date, 10,000 shares three years from the grant date and 15,000 shares four years from the grant date, if the total return on the Company's stock exceeds the Standard and Poor's Steel Industry Group Index cumulative return for the relevant individual or cumulative fiscal years 1997, 1998 and 1999. The Committee believes this will align potential long term CEO equity compensation with the market value of the Company's stock.

CONCLUSION

     The Compensation Committee believes that current total compensation arrangements are reasonable and competitive. The Compensation and Executive Committee believe fiscal year 1996 compensation for executive officers is consistent with current compensation philosophy and reflects corporate performance. The Compensation Committee is continuing to study the anticipated federal tax treatment to the Company and executive officers of various payments and benefits, and in particular the limitations on deductibility of compensation under Section 162(m) of the Internal Revenue Code. The Committee believes it unlikely in the short term that the limitation will affect the Company but is considering various alternatives to preserving the deductibility of compensation to the extent reasonably practicable and consistent with overall objectives of the compensation strategy; however, the Committee may not in all circumstances limit executive compensation to that which is deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee shall continue to monitor and administer compensation programs for executive officers of the Company.

                                COMPENSATION COMMITTEE
                                Ralph E. Loewenberg (Chairman)
                                Albert A. Eisenstat
                                Moses Feldman
                                Laurence E. Hirsch
                                Charles B. Peterson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

     Messrs. Loewenberg, Eisenstat, Feldman, Hirsch and Peterson are the members of the Compensation Committee.

     The Company has historically made charitable contributions of a portion of consolidated earnings, generally totalling 5% or less to various charitable entities, including the Feldman Foundation, a private charitable foundation exempt from federal income tax under Internal Revenue Code sec.501(c)(3). The Feldman Foundation is the record and beneficial owner of 745,641 shares of the Company's Common Stock. Director Moses Feldman and brothers, Robert L. Feldman and Dr. Daniel E. Feldman, are trustees of the Feldman Foundation.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Company's Common Stock during the five year period beginning August 31, 1991 and ending August 31, 1996, with the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the Standard & Poor's Steel Industry Group Index (the "S&P Steel Group"). Each index assumes $100 invested at the close of trading August 31, 1991 and reinvestment of dividends.

                                  Commercial
      Measurement Period          Metals Com-                      S&P Steel
    (Fiscal Year Covered)            pany           S&P 500          Group
1991                                    100.00          100.00          100.00
1992                                    119.99          107.92          103.27
1993                                    200.59          124.34          146.53
1994                                    192.85          131.14          202.50
1995                                    207.35          159.27          153.13
1996                                    224.96          189.10          132.05

                                  PROPOSAL II

               PROPOSAL TO APPROVE THE COMMERCIAL METALS COMPANY
                         1996 LONG-TERM INCENTIVE PLAN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

GENERAL

     The Board of Directors adopted the Commercial Metals Company 1996 Long-Term Incentive Plan (the "1996 Plan") on December 9, 1996, subject to stockholder approval. The 1996 Plan is being submitted for stockholder approval for three reasons. First, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), stockholder approval is necessary in order for performance payments under the 1996 Plan to certain executive officers to be deductible by the Company for federal income tax purposes. Section 162(m) imposes a $1,000,000 limit on the deductibility of compensation paid to certain executive officers. Stockholder approval of the 1996 Plan will enable awards made under the 1996 Plan to be excluded in calculating the $1,000,000 limit. Second, stockholder approval is required under Section 422 of the Code for the inclusion of incentive stock options in the 1996 Plan. Finally, New York Stock Exchange rules require that listed companies obtain stockholder approval of equity compensation plans such as the 1996 Plan.

     The Company's 1986 Stock Incentive Plan (the "1986 Plan") expired on November 23, 1996, and the 1996 Plan was adopted by the Board of Directors to enable the Company to continue to provide equity incentives to its key employees. An aggregate of 1,682,720 shares of Common Stock of the Company may be purchased pursuant to options previously granted under the 1986 Plan that were outstanding as of November 25, 1996.

     The provisions of the 1996 Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the 1996 Plan, which is attached hereto as Appendix A.

     The 1996 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The 1996 Plan is not a "qualified plan" within the meaning of Section 401 of the Code. The 1996 Plan will terminate on December 9, 2006, and thereafter no incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock awards (collectively, "awards") may be granted thereunder. The Board of Directors may amend or discontinue the 1996 Plan without the approval of the stockholders, subject to certain limitations. See "Amendment of the 1996 Plan" below.

     Nothing in the 1996 Plan or in any award granted pursuant to the 1996 Plan confers upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of any person at any time.

     The proceeds from the sale of Common Stock pursuant to the exercise of or payment for awards under the 1996 Plan will be added to the general funds of the Company and used for general corporate purposes. The holder of an award granted pursuant to the 1996 Plan other than restricted stock does not have any of the rights or privileges of a stockholder, except with respect to shares that have been actually issued. Holders of restricted stock have all the rights of a stockholder of the Company, except for the right to transfer the restricted stock. Holders of restricted stock will also forfeit the restricted stock upon the occurrence of certain events. See "-- Termination and Forfeiture" below.

PURPOSE AND ELIGIBILITY

     The purposes of the 1996 Plan are to attract and retain the services of key employees and to encourage performance by providing such persons with a proprietary interest in the Company through the granting of awards. The 1996 Plan is designed to help achieve those purposes through the use of compensation strategies that will attract and retain those employees who are important to the long-term success of the Company.

     Any employee of the Company or a subsidiary (including officers or directors who are employees) is eligible to receive awards under the 1996 Plan at the discretion of the committee of the Board of Directors that administers the 1996 Plan. See "Administration of the 1996 Plan" below.

     The Company had approximately 6,700 employees at December 1, 1996, all of whom are eligible to participate in the 1996 Plan.

ADMINISTRATION OF THE 1996 PLAN

     The 1996 Plan is administered by the Compensation Committee appointed by the Company's Board of Directors. The current members of the Compensation Committee are Ralph E. Loewenberg, Albert A. Eisenstat, Moses Feldman, Laurence
E. Hirsch and Charles B. Peterson. Members of the Compensation Committee serve at the will of the Board and may be removed, with or without cause, from the Compensation Committee at any time at the Board's discretion.

     The Compensation Committee has full discretion to grant awards under the 1996 Plan, to interpret the 1996 Plan, to make such rules as it deems advisable in the administration of the 1996 Plan and to take all other actions advisable to administer the 1996 Plan. The Compensation Committee shall determine the eligible persons to whom awards will be granted and will set forth the terms of the awards in award agreements, so long as those terms are not inconsistent with the 1996 Plan.

AWARDS

     The Compensation Committee may grant or award incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock. Awards may be granted singly, in combination or in tandem with other awards. A tandem award dictates that the exercise of one type of award terminates the award granted in tandem with the other award. For example, in the event a stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will result in the termination of the related stock option and vice versa.

     Stock options which are intended to qualify for special tax treatment under particular provisions of the Code, are considered "incentive stock options," and options which are not intended to so qualify are considered "non-qualified stock options." See "Certain Federal Income Tax Aspects" below.

     Stock appreciation rights ("SARs") entitle the holder to receive cash or Common Stock having a value equal to the appreciation in the market price of the Common Stock underlying the SAR from the date of grant to the date of exercise.

     Restricted stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Compensation Committee deems appropriate. Restrictions may include limitations on the right to transfer or pledge the restricted stock until the expiration of a specified period of time and forfeiture of the restricted stock upon the occurrence of certain events such as termination of employment prior to the expiration of a specified period of time. See "Restrictions" below.

     If the requirements of the Code, the securities laws or other laws applicable to the 1996 Plan are changed and the 1996 Plan contains restrictions based on those legal requirements, the Compensation Committee has the authority to grant awards that are not subject to those restrictions and to waive any such restrictions with respect to outstanding awards made under the 1996 Plan.

     The maximum number of shares of Common Stock presently authorized for issuance under the 1996 Plan is 750,000, subject to adjustment for stock splits and similar events affecting the Common Stock. See "Adjustments; Change of Control" below. The number of shares of Common Stock that may be issued under the Plan will be increased by (i) the number of shares of Common Stock surrendered in payment of the exercise price of stock options, and (ii) the number of shares of Common Stock otherwise repurchased by the Company during the term of the 1996 Plan, so long as the aggregate repurchase price for such Common Stock is not greater than the total amount of cash proceeds received by the Company from the sale of Common Stock under the Plan. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. Shares of Common Stock previously subject to awards that are expired, terminated, forfeited, settled in cash in lieu of Common Stock or exchanged for awards that do not involve Common Stock are available for further grants of awards under the 1996 Plan.

AWARD AGREEMENTS

     Each award granted under the 1996 Plan is required to be evidenced by an award agreement, which designates the type of award (or combination of awards) being granted and sets forth the number of shares or the total cash amount subject to each award (if applicable), the award or exercise price (if applicable), the maximum term of the award, any rules related to forfeiture, the vesting or restriction schedule or criteria (if applicable), the date of grant, and any other terms, provisions, limitations and performance requirements of the award.

     The exercise period for an award may not extend longer than ten years from the date the award is granted and, in the case of incentive stock options, is limited to five years from the date of grant for certain employees owning more than 10% of the outstanding shares of Common Stock.

     If the Compensation Committee establishes a purchase price for an award, the participant must accept the award within a period of 30 days (or such shorter period as the Compensation Committee may specify) after the date of grant by executing an award agreement and paying the purchase price, if any.

EXERCISE OF AWARDS

     The exercise price for a stock option and the SAR price for any share of Common Stock subject to an SAR will be at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of Common Stock) of the fair market value of the Common Stock on the date of grant.

     On the date that the participant desires to exercise a stock option (the "Exercise Date"), the participant must pay the total exercise price of the shares to be purchased by delivering to the Company cash or a check, bank draft, or money order in the amount of the exercise price, by delivering to the Company shares of Common Stock (including restricted stock), with a fair market value equal to the exercise price, or by delivering any other form of payment which is acceptable to the Compensation Committee. If shares of restricted stock are tendered to exercise a stock option, that number of shares of Common Stock issued upon the exercise of the option equal to the number of shares of restricted stock used as consideration to exercise the option will be subject to the same restrictions as the restricted stock so tendered. If the participant fails to pay the exercise price on the Exercise Date or fails to accept delivery of the Common Stock to be issued upon exercise, the participant's option may be terminated by the Company. The closing price of the Company's Common Stock on December 5, 1996, as reported in New York Stock Exchange Composite Transactions was $32.00.

     On the date that the participant desires to exercise a SAR (the "SAR Exercise Date"), the participant will receive from the Company cash in an amount equal to the appreciation in the market price of the Common Stock attributable to the portion of the SAR being exercised from the date of grant to the SAR Exercise Date. The Committee may deliver shares of Common Stock in lieu of any portion of the cash payment to be made to the participant, based on the fair market value of the Common Stock on the SAR Exercise Date.

RESTRICTIONS

     Under the 1996 Plan, the Compensation Committee determines the vesting schedule, restrictions or conditions, if any, applicable to any award granted. Once vested, awards may be exercised at any time during the award period. Restricted stock may be subject to certain restrictions and conditions which may include length of continuous service, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates or other comparable measurements of Company performance. The Compensation Committee may, in its discretion and in accordance with the terms of the 1996 Plan, accelerate any vesting schedule or otherwise remove any restrictions or conditions applicable to an award.

     No participant may receive during any fiscal year awards covering an aggregate of more than 100,000 shares of Common Stock under the 1996 Plan.

     The grant of incentive stock options to each participant is subject to a $100,000 calendar year limit. This limitation prohibits the grant of an incentive stock option that would entitle the recipient to purchase, thereunder and together with other incentive options, securities worth more than $100,000 (based upon the aggregate fair market value of the securities underlying such options on the date of grant) in the year in which such options first become exercisable. See "Certain Federal Income Tax Aspects" for additional limitations on incentive stock options.

     Incentive stock options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant or the participant's legally authorized representative. The Compensation Committee may waive or modify this limitation if it is not required for compliance with Section 422 of the Code.

     Non-qualified stock options generally are subject to the same restrictions on transfer as are incentive stock options. The Compensation Committee, however, is entitled to allow all or a portion of a non-qualified stock option or SAR to be transferable to the spouse, children or grandchildren of a participant, to trusts for the benefit of such family members and partnerships owned by such family members, and to certain charities, charitable trusts and charitable foundations. Transfers of this nature are required to be subject to the following conditions: (i) no consideration may be furnished for any such transfer, and (ii) subsequent transfers of transferred non-qualified stock options or SARs by the transferee cannot be made except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. Following transfer, non-qualified stock options and SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

     The Company is not required to sell or issue shares of Common Stock under any award if the issuance of Common Stock would violate any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum on which shares of Common Stock are traded.

TERMINATION AND FORFEITURE

     Upon termination of the participant's employment with the Company and its subsidiaries, a participant's awards will be exercisable as specified in the award agreement. If a participant forfeits non-vested shares of restricted stock and has paid consideration to the Company for such forfeited restricted stock, the Company is required to repay such consideration to the participant.

ADJUSTMENTS; CHANGE OF CONTROL

     The 1996 Plan provides that the maximum number of shares issuable under the 1996 Plan as a whole and to each participant individually, the number of shares issuable upon exercise of outstanding stock options and SARs, the exercise prices of such awards and the number of shares subject to restricted stock awards are subject to such adjustments as are appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization or increase or decrease in shares of Common Stock without receipt of consideration of or by the Company.

     If the Company merges or consolidates, transfers all or substantially all of its assets to another entity or dissolves or liquidates, then under certain circumstances a holder of an award will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the award holder would have been entitled to receive had he or she exercised his or her award immediately prior to such event. Notwithstanding these adjustment provisions, all awards granted under the 1996 Plan may be canceled by the Company upon a merger or consolidation of the Company in which the Company is not the surviving or resulting corporation, or the reorganization, dissolution or liquidation of the Company, subject to each participant's right to exercise his or her award as to the shares of Common Stock covered by that award for a period of 30 days immediately preceding the effective date of such event.

     The 1996 Plan provides that in the event of a "Change of Control" of the Company, all unmatured installments of awards will become fully accelerated and exercisable in full. "Change of Control" is defined as the occurrence of the following events: (i) a consolidation, merger or share exchange in which the Company does not survive or in which shares of Common Stock would be converted into cash, securities or other property, unless the Company's stockholders retain the same proportionate common stock ownership in the surviving company after such transaction, (ii) a sale, lease, exchange or other transfer of all or substantially all of the Company's assets, (iii) the approval by the Company's stockholders of a plan to dissolve or liquidate the Company, (iv) the termination of control of the Company by directors in office as of the effective date of the 1996 Plan and their successors approved in accordance with the terms of the 1996 Plan, by virtue of their ceasing to constitute a majority of the entire Board of Directors, (v) the acquisition of beneficial ownership of 20% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned less than 15% of such voting power on the date the 1996 Plan was approved by the Board of Directors or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of such voting power as of such date, in each case subject to certain exceptions, or (vi) the appointment of a trustee in a bankruptcy proceeding involving the Company.

     If the Company makes a partial distribution of its assets in the nature of a partial liquidation (except for certain cash dividends) then the prices then in effect with respect to each outstanding award will be reduced in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock as a result of such distribution.

     Stock options, SARs and restricted stock may also be granted under the 1996 Plan in substitution for similar instruments held by employees of a corporation who become management employees of the Company or a subsidiary as a result of a merger, consolidation or stock acquisition.

AMENDMENT OF THE 1996 PLAN

     The 1996 Plan provides that the Board of Directors may from time to time discontinue or amend the 1996 Plan without the consent of the participants or stockholders, unless stockholder approval is required by Section 162(m) of the Code. Subject to certain conditions, if an amendment to the 1996 Plan would adversely affect an outstanding award, the consent of the participant holding that award must be obtained.

NEW PLAN BENEFITS

     As discussed above, awards under the 1996 Plan will be made in the complete discretion of the Compensation Committee. As of the date of this Proxy Statement, no awards had been made by the Compensation Committee under the 1996 Plan. Accordingly, the amount of benefits or amounts to be received under the 1996 Plan in the future by participants, including the Company's executive officers included in the Summary Compensation Table, cannot be determined at this time.

CERTAIN FEDERAL INCOME TAX ASPECTS

     Withholding. Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by a participant by reason of the exercise of awards granted pursuant to the 1996 Plan. In the event of a participant's assignment of a non-qualified stock option or SAR, the participant who assigns the non-qualified stock option or SAR will remain subject to withholding taxes upon exercise of the non-qualified stock option or SAR by the transferee to the extent required by the Code.

     Non-qualified Stock Options. The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

     For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. The holding period commences upon exercise of the non-qualified stock option. The exercise of a non-qualified stock option will not trigger the alternative minimum tax consequences described below that are applicable to incentive stock options.

     Incentive Stock Options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an incentive stock option granted under the 1996 Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock, and the Company will not be entitled to take a corresponding deduction.

     If these holding period requirements under the Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition", and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition. In general, the optionee will recognize at the time of a disqualifying disposition ordinary income in an amount equal to the amount by which the lesser of (i) the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the amount realized on such disqualifying disposition, exceeds the exercise price. The optionee will also recognize capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes. Certain special rules apply if an incentive stock option is exercised by tendering stock.

     Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

     Stock Appreciation Rights. A participant who is granted an SAR will not recognize any taxable income for Federal income tax purposes upon receipt of the award. At the time of exercise, however, the participant will recognize compensation income equal to any cash received and the fair market value on the date of exercise of any Common Stock received. The Company will not receive a deduction upon the grant of an SAR, but generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes upon the participant's exercise of the SAR. The participant's tax basis in any shares of Common Stock received will be the fair market value on the date of exercise and, if the shares received are held for more than one year, the participant will recognize long-term capital gain or loss upon disposition.

     Restricted Stock. A participant who receives a grant of restricted stock will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant's rights in restricted stock awarded under the 1996 Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. However, the participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for such shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes.

     The amount of taxable gain arising from a participant's sale of shares of restricted stock acquired pursuant to the 1996 Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the participant in taxable income. For stock held for more than one year, the participant will realize long-term capital gain or loss upon disposition.

     Other Tax Matters. If unmatured installments of awards are accelerated as a result of a Change of Control (see "Adjustments; Change of Control" above), any amounts received from the exercise by a participant of a stock option or SAR, the lapse of restrictions on restricted stock or the deemed satisfaction of conditions of performance awards may be included in determining whether or not a participant has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on certain payments of Common Stock or cash resulting from such exercise or deemed satisfaction of conditions of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss by the Company of a compensation deduction.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to adopt the 1996 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1996 PLAN.

                                  PROPOSAL III

                    RATIFICATION OF APPOINTMENT OF AUDITORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

     The Board of Directors has appointed Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending August 31, 1997, subject to stockholder ratification. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                                    GENERAL

     The Annual Report to Stockholders covering fiscal year 1996 has been mailed to stockholders with this mailing or previously. The Annual Report does not form any part of the material for the solicitation of proxies.

     Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a stockholder at the Company's 1998 Annual Meeting must be received by the Company at its principal executive offices no later than August 12, 1997.

     The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company will request brokers, dealers or other nominees to send proxy material to and obtain proxies from their principals and the Company will, upon request, reimburse such persons for their reasonable expenses.

                                 OTHER BUSINESS

     Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

                                            By Order of the Board of
                                            Directors,

                                            /s/ DAVID M. SUDBURY
                                                 DAVID M. SUDBURY
                                             Vice President, Secretary
                                                and General Counsel

December 11, 1996

                                                                      APPENDIX A

                           COMMERCIAL METALS COMPANY

                         1996 LONG-TERM INCENTIVE PLAN

     The Commercial Metals Company 1996 Long-Term Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Commercial Metals Company, a Delaware corporation (hereinafter called the "Company"), effective as of December 9, 1996, and was approved by the Company's stockholders on
          , 1997.

                                   ARTICLE 1
                                    PURPOSE

     The purpose of the Plan is to attract and retain the services of key management employees of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, or restricted stock, whether granted singly, or in combination, or in tandem, that will

          (a) increase the interest of such persons in the Company's welfare;

          (b) furnish an incentive to such persons to continue their services for the Company; and

          (c) provide a means through which the Company may attract able persons as employees.

     With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

                                   ARTICLE 2
                                  DEFINITIONS

     For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     2.1 "Award" means the grant of any Incentive Stock Option, Non-qualified Stock Option, Restricted Stock or SAR whether granted singly, in combination or in tandem (each individually referred to herein as an "Incentive").

     2.2 "Award Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

     2.3 "Award Period" means the period during which one or more Incentives granted under an Award may be exercised.

     2.4 "Board" means the board of directors of the Company.

     2.5 "Change of Control" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended.

     2.7 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

     2.8 "Common Stock" means the common stock, par value $5.00 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

     2.9 "Company" means Commercial Metals Company, a Delaware corporation, and any successor entity.

     2.10 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

     2.11 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company or any Subsidiary of the Company.

     2.12 "Fair Market Value" of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

     2.13 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

     2.14 "Non-employee Director" means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

     2.15 "Non-qualified Stock Option" or "NQSO" means a non-qualified stock option, granted pursuant to this Plan.

     2.16 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

     2.17 "Participant" shall mean an Employee of the Company or a Subsidiary to whom an Award is granted under this Plan.

     2.18 "Plan" means this Commercial Metals Company 1996 Long-Term Incentive Plan, as amended from time to time.

     2.19 "Reporting Participant" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

     2.20 "Restricted Stock" means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

     2.21 "Retirement" means any Termination of Service solely due to retirement upon attainment of age 62, or permitted early retirement as determined by the Committee.

     2.22 "SAR" means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

     2.23 "SAR Price" means the Fair Market Value of each share of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

     2.24 "Stock Option" means a Non-qualified Stock Option or an Incentive Stock Option.

     2.25 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

     2.26 "Termination of Service" occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

     2.27 "Total and Permanent Disability" means a Participant is qualified for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

                                   ARTICLE 3
                                 ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     Membership on the Committee shall be limited to those members of the Board who are Non-employee Directors and who are "outside directors" under Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

     The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

     The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

     With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

                                   ARTICLE 4
                                  ELIGIBILITY

     Any Employee (including an Employee who is also a director or an officer) whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan.

                                   ARTICLE 5
                             SHARES SUBJECT TO PLAN

     Subject to adjustment as provided in Articles 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) Seven Hundred Fifty Thousand (750,000) shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Common Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Common Stock under the Plan; plus (d) any shares of Common Stock surrendered to the Company in payment of the exercise price of options issued under the Plan.

     Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                   ARTICLE 6
                                GRANT OF AWARDS

     6.1 IN GENERAL. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

     If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

     6.2 MAXIMUM ISO GRANTS. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option.

     6.3 MAXIMUM INDIVIDUAL GRANTS. No Participant may receive during any fiscal year of the Company Awards covering an aggregate of more than One Hundred Thousand (100,000) shares of Common Stock.

     6.4 RESTRICTED STOCK. If Restricted Stock is granted to a Participant under an Award, the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified performance goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan. The provisions of Restricted Stock need not be the same with respect to each Participant.

     (A) LEGEND ON SHARES. Each Participant who is awarded Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 17.9 of the Plan. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.

     (B) RESTRICTIONS AND CONDITIONS. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

          (i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

          (ii) Except as provided in sub-paragraph (i) above, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

          (iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant and, subject to Article 14 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable measurements of Company performance, as may be determined by the Committee in its sole discretion.

          (iv) Subject to the provisions of the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Company shall, as soon as practicable after the event causing forfeiture (but in any event within 5 business days), pay to the Participant, in cash, an amount equal to the total consideration paid by the Participant for such forfeited shares. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

     6.5 SAR. An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

     6.6 TANDEM AWARDS. The Committee may grant two or more Incentives in one Award in the form of a "tandem award," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

                                   ARTICLE 7
                            OPTION PRICE; SAR PRICE

     The Option Price for any share of Common Stock which may be purchased under a Stock Option and the SAR Price for any share of Common Stock subject to an SAR shall be at least One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

                                   ARTICLE 8
                             AWARD PERIOD; VESTING

     8.1 AWARD PERIOD. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this Article 8 and Article 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

     8.2 VESTING. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.

                                   ARTICLE 9
                             TERMINATION OF SERVICE

     In the event of Termination of Service of a Participant, an Incentive may only be exercised as determined by the Committee and provided in the Award Agreement.

                                   ARTICLE 10
                             EXERCISE OF INCENTIVE

     10.1 IN GENERAL. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article
9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

     In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

     (A) STOCK OPTIONS. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so submitted.

     Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

     (B) SARS. Subject to the conditions of this Section 10.1(b) and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

     10.2 DISQUALIFYING DISPOSITION OF ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other

Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

                                   ARTICLE 11
                          AMENDMENT OR DISCONTINUANCE

     Subject to the limitations set forth in this Article 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 12
                                      TERM

     The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on December 9, 2006, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13
                              CAPITAL ADJUSTMENTS

     If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

          (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

          (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

          (iii) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

          (iv) Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.

     Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, or (iii) the number of outstanding shares of Restricted Stock.

     Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 14
                          RECAPITALIZATION, MERGER AND
                        CONSOLIDATION; CHANGE IN CONTROL

          (a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

          (c) In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

          (d) In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

                                   ARTICLE 15
                           LIQUIDATION OR DISSOLUTION

     In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                   ARTICLE 16
                         INCENTIVES IN SUBSTITUTION FOR
                    INCENTIVES GRANTED BY OTHER CORPORATIONS

     Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives stock appreciation right in substitution for which they are granted.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

     17.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

     17.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

     17.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

     17.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

     17.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     17.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR pursuant to
Section 17.7, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

     17.7 ASSIGNABILITY. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with Section 422 of the Code. The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
(iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provided for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 11, 13, 15 and 17 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 17.7.

     17.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

     17.9 LEGEND. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

          On the face of the certificate:

           "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

        On the reverse:

           "The shares of stock evidenced by this certificate are subject to and transferrable only in accordance with that certain Commercial Metals Company 1996 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

     The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

           "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

     A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

                         * * * * * * * * * * * * * * *

Commercial Metals Company
7800 Stemmons
Dallas, Texas 75247

                            Notice of Annual Meeting

                                Proxy Statement

             Directions to Commercial Metals Company Annual Meeting
            of Stockholders, January 23, 1997, 10:00 a.m., Thompson
                          Auditorium Cityplace Center,
                       2711 N. Haskell at Central Expwy.
                                 Dallas, Texas


From North Central                             [A MAP WITH DIRECTIONS TO THE
Expressway (U.S.                               LOCATION OF THE ANNUAL MEETING]
Highway 75) take the HASKELL
Exit East. Take the First
Right on WELDON and
enter Garage Ramp #5.
Park in Garage C and take
the garage elevator to Concourse
Level "C". Enter through
revolving door and take the
Lobby Elevator to Ground
Level to the Thompson
Auditorium.



                                   [CMC LOGO]

PROXY


                          COMMERCIAL METALS COMPANY
                            7800 STEMMONS FREEWAY
                             DALLAS, TEXAS  75247

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder(s) of Commercial Metals Company hereby appoint(s)
A. Leo Howell, Stanley A. Rabin and Marvin Selig, or any of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 1997 Annual Meeting of Stockholders of Commercial Metals Company to be held on Thursday, January 23, 1997 at 10:00 a.m., Central Standard Time, in the Thompson Auditorium, on the ground floor at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas, and any adjournment, continuation, or postponement thereof, according to the number of votes which the undersigned is now, or may then be, entitled to cast, hereby revoking any proxies heretofore executed by the undersigned for such meeting.

All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. The undersigned instructs such proxy holders or their substitutes to vote as specified below on the proposals set forth in the Proxy Statement.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON REVERSE SIDE



                           - FOLD AND DETACH HERE -

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


NOMINEES:  Albert A. Eisenstat, Walter F. Kammann, Charles B. Peterson

Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


              ---------------------------------------------------------------


1.  ELECTION OF DIRECTORS

    FOR all nominees listed       WITHHOLD AUTHORITY
    except as marked to the       to vote for all
    contrary   [ ]                nominees listed [ ]


2.  APPROVAL OF THE 1996 LONG-TERM INCENTIVE PLAN

    FOR               AGAINST             ABSTAIN
    [ ]                 [ ]                 [ ]


3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING AUGUST 31, 1997.

    FOR               AGAINST             ABSTAIN
    [ ]                 [ ]                 [ ]


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


I plan to attend the meeting - [ ]


                            Dated                                19
                                 ------------------------------    -----

                            --------------------------------------------
                                            Signature

                            --------------------------------------------
                                 Second Signature If Held Jointly


When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.


 PLEASE MARK, DATE, AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                 "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                 PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"





                           - FOLD AND DETACH HERE -